EXHIBIT 5.1

BOSTON    CONNECTICUT    FLORIDA    NEW JERSEY    NEW YORK    WASHINGTON, DC

One Jefferson Road

Parsippany, NJ 07054-2891

February 10, 2017

Eastman Kodak Company

343 State Street

Rochester, New York 14650

Ladies and Gentlemen:

We have acted as counsel to Eastman Kodak Company, a New Jersey corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the potential resale from time to time by the selling shareholders named in the Registration Statement (collectively, the “Selling Shareholders”) of the Company’s (i) issued and outstanding 2,000,000 shares of 5.50% Series A Convertible Preferred Stock, no par value per share (the “Series A Preferred Stock”), and (ii) 11,494,200 shares of common stock, par value $0.01 per share (the “Common Stock”), issuable upon conversion of the Series A Preferred Stock. The Series A Preferred Stock and the Common Stock may be offered and sold from time to time by the Selling Shareholders as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and, if necessary, any supplements to the Prospectus.

In connection with this opinion letter, we have examined and relied without investigation as to matters of fact upon the Registration Statement and the exhibits thereto and such certificates, statements and results of inquiries of public officials and officers and representatives of the Company and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates and instruments as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. In all such examinations, we have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals, and the conformity with authentic original documents of all documents submitted to us as copies or by facsimile or other means of electronic transmission, or which we obtained from the Commission’s Electronic Data Gathering, Analysis and Retrieval system or other sites maintained by a court or governmental authority or regulatory body and the authenticity of the originals of such latter documents. We have also assumed that the books and records of the Company are maintained in accordance with proper corporate procedures.

The opinions expressed herein are limited in all respects to the New Jersey Business Corporation Act, as amended, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Based on the foregoing, and subject to the assumptions, qualifications and limitations stated herein and the effectiveness of the Registration Statement under the Act, we are of the opinion that:

1. The Series A Preferred Stock is validly issued, fully paid and nonassessable.

2. Upon the conversion of the Series A Preferred Stock in accordance with the Second Amended and Restated Certificate of Incorporation of the Company (the “A&R Charter”), as amended by that certain Certificate of Amendment to the A&R Charter filed on November 14, 2016 with the Department of the Treasury of the State of New Jersey, and assuming that a sufficient number of shares of common stock have been set aside from the Company’s authorized shares of common stock, par value $0.01 per share, the Common Stock will be validly issued, fully paid and nonassessable.

This opinion letter is to be used only in connection with the Registration Statement and may not be used, quoted or relied upon for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. In giving our consent, we do not thereby concede that we come within the category of persons whose consent is required by the Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ DAY PITNEY LLP

DAY PITNEY LLP